EMPLOYMENT AGREEMENT, dated as of the 10th of July, 1995, by and between Alliance Entertainment Corp., a Delaware corporation having its principal office at 110 East 59th Street, New York, NY 10022, (the "Company"), and Christopher J. Joyce, residing at 138 East 36th Street, New York, New York 10016 (the "Executive").

                                    RECITALS:

         The Company desires to employ the Executive, and the Executive desires to accept such employment by the Company, upon the terms and conditions hereinafter set forth.

         In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

         1.       Employment and Duties.

         (a) The Company agrees to employ the Executive as Executive Vice President/Business Affairs of Indi Holdings, Inc. ("INDI",), a subsidiary of the Company, and as Senior Vice President and General Counsel of the Company, and the Executive accepts such employment and agrees to perform all duties and services consistent with the Executive's position. The Executive agrees to devote substantially all of the Executive's business time, attention and energy to perform the Executive's duties and services hereunder.

         (b) Executive's duties are set forth in Exhibit A, Which is attached hereto and made a part hereof.

         2.       Term of Employment.

         This Agreement shall commence on the date hereof and end on the fourth anniversary of the date hereto unless sooner terminated as provided in Section 7 hereof (the "Employment Period").

         3.       Consideration and Benefits.

                  3.1      Base Salary and Percentage Salary.

                           (a)      The Company shall pay the Executive a base
salary of Two Hundred Thirty-Five Thousand Dollars ($235,000) per annum ("Base Salary"). The Base Salary for each year after the first year may be increased from time to time in the sole discretion of the Board and in any event will be increased annually to reflect, corresponding increases in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, all items (1982-88 - 100). Base Salary shall be payable at such intervals as salaries are paid by the Company to its other executive employees.






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                  3.2      Bonus.

                           With respect to each fiscal year during the
Employment Period, the Company shall pay the Executive a bonus (the "Bonus") in an amount to be determined by the Board of Directors in its sole discretion. The Bonus shall be pro rated for the year ended December 31, 1995 and for the last partial fiscal year of the Employment Period.

                  3.3      Benefits Plans

                           During the Employment Period, the Executive shall be
entitled to participate in all plans adopted for the general benefit of the Company's employees or executive employees, such as pension plans, medical plans, investment plans and group or other insurance plans and benefits (including disability and life insurance plans) to the extent that the Executive is and remains eligible to participate therein and subject to the eligibility provisions of such plans in effect from time to time. The Executive shall be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties upon submission of appropriate evidence thereof in conformity with normal Company policy.

                  3.4      Stock Options.

                           The Company shall grant to the Executive an option
under the Company's Stock Option Plan to purchase from the Company an aggregate of seventy-five thousand (75,000) shares of the Company's common stock at a price per share equal to 7 5/8 dollars.

         4.       Vacation.

                  For each year during the Employment Agreement the Executive shall be entitled to paid vacation as follows: the greater of (a) three (3) weeks or (b) the number of weeks vacation provided to executives pursuant to Company policy.

         5.       Automobile.

                  The Company shall assume the lease of the automobile which is at present leased by or for the Executive.

         6.       Place of Employment.

                  The Executive's principal place of employment with the Company shall be such location as may be determined by the Board within New York or New Jersey.






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         7.       Termination.

                  7.1      Death.

                           This Agreement shall automatically terminate upon the
death of the Executive, whereupon the Company shall be obligated to pay the Executive's estate any unpaid Base Salary through the date of death, and the Bonus, if any, as determined by the Board of Directors. Amounts payable under this Section 7.1 shall be payable at the times and intervals set forth in
Section 3.1 hereof.

                  7.2      Disability.

                           The Company shall have the right to terminate this
Agreement during the continuance of any Disability of the Executive, as hereinafter defined, upon fifteen (15) days prior notice, to the Executive during the continuance of the Disability. "Disability" for purposes of this
Section 7.2 shall mean an inability by the Executive to perform a substantial portion of the Executive's duties hereunder by reason of physical or mental incapacity or disability for a total of one hundred eighty (180) days or more in any consecutive period of three hundred and sixty-five (365) days, as determined by the Board of Directors in its good faith judgment. In the event of a termination by reason of the Executive's Disability, the Company shall be obligated to pay the Executive any unpaid Base Salary through the date of termination, and Bonus, if any, as determined by the Board of Directors. Amounts payable under this Section 7.2 shall be payable at the times and intervals set forth in Section 3. 1 hereof.

                  7.3      Termination for Cause.

                           The Company may terminate this Agreement for cause.
As used herein, cause shall mean (i) the Executive shall have committed an act of fraud, embezzlement or misappropriation against the Company or committed a material breach of fiduciary duty owed to the Company; or (ii) the Executive shall have been convicted by a Court of competent jurisdiction of any felony or crime involving moral turpitude, other than (a) violations of federal, state or local obscenity laws relating to the distribution of prerecorded music, video cassettes and other media products, or (b) criminal violations of federal antitrust or securities laws arising out of the performance of the Executive's duties hereunder; or (iii) the Executive shall have breached his obligations under Section 8 or 9 of this Agreement; (iv) the Executive shall take any willful action which is intended to and has the effect of substantially diminishing the reputation of the Company or any of its directors; or (v) the Executive shall willfully violate a direct written order of the Board of Directors of the Company delivered pursuant to this Section 7.3, provided that any such directive does not require the commission by the Executive of an illegal act. In the event of termination pursuant to this Section 7.3, the Company shall be obligated to pay the Executive any unpaid Base Salary through the date of termination, and Bonus, if any, as determined by the Board of Directors. Amounts payable under this Section 7.3 shall be payable at the times and intervals set forth in Section 3.1 hereof.






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                  7.4      Termination for Other Reason.

                           If the Executive's employment is terminated other

than by reason of (i) death, (ii) Disability, (iii) for cause, or (iv) the Executive's voluntary termination of employment, then the Company shall pay the Executive severance pay equal to the balance of the Base Salary payable hereunder for the term of this Agreement. Such amount shall be payable at the times and intervals set forth in Sections 3.1 and 3.2 hereof. Company's obligation to make payments hereunder to the Executive shall immediately cease upon the Executive's subsequent death or disability. In addition the Company shall continue to provide Executive's disability insurance coverage. The obligation of the Company to provide disability insurance shall cease on the fifth anniversary of the date hereof.

         8.       Restrictions.

                  8.1      Confidentiality.

                           (i)      The Executive recognizes that the
Executive's position with the Company is one of trust and confidence. The Executive acknowledges that, during the course of the Executive's employment with the Company, the Executive will necessarily become acquainted with confidential information relating to the customers (include names, addresses and telephone numbers) of the Company, and/or its subsidiaries and affiliates, and trade secrets, processes, methods of operation and other information, Which the Company, and/or its subsidiaries and affiliates, regards as confidential and in the nature of trade secrets (collectively "Confidential Information"). The Executive acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer damage if any of the Confidential Information was improperly disclosed.

                           (ii)     The Executive covenants and agrees that the
Executive will not, at any time during or after the termination of the Executive's relationship with the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive, except and to the extent that such disclosure is necessary to carry out the Executive's duties for the Company. The Executive further covenants and agrees that the Executive shall retain a Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver or show any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive, and the Executive will not make use thereof in an independent business related to the business of the Company or any of its subsidiaries or affiliates.

                           (iii)     The Executive agrees that, upon termination
of the Executive's employment with the Company, for any reason whatsoever, or for no reason, and at any time, the Executive shall return to the Company all papers, documents and other property of the Company and/or its subsidiaries and affiliates have placed in the Executive's custody or obtained by the Executive during the course of the Executive's employment which relate to Confidential




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Information, and the Executive will not retain copies of any such papers, documents or other property for any purpose whatsoever.

                  8.2      Non-Competition.

                           The Executive agrees that during the Employment
Period the Executive shall not (i) engage, directly or indirectly, in North America, alone or as a shareholder, partner, officer, director, employee or consultant of any other business organization, in the business of the wholesale or independent distribution of prerecorded music, music videos and accessories, including, without limitation, the development of software, the sale, licensing or leasing of software and hardware and the rendering of services in connection with such distribution business (the "Business") (ii) divert to any other organization in the Business any customer of the Company or any of its subsidiaries or affiliates or business units, or (iii) hire, solicit or encourage any officer, employee or consultant of the Company or any of its subsidiaries or affiliates or business units to leave its employ for employment by or with any other organization in the Business; provided, however, that the Executive may own less than five percent (5%) of the outstanding capital stock of any other corporation in the Business and provided further than nothing herein contained shall prevent the Executive from purchasing or otherwise beneficially owning, without restriction on amount any securities in the Company. At the election of the Company by written notice to the Executive given within thirty (30) days following the termination of the Executive's employment hereunder for any reason, the foregoing restrictions may be extended for a period of one year following the termination of the Employment Period; provided that, unless the termination occurs as a result of the Executive's voluntary termination of employment, the Company shall pay to the Executive for such one year period an amount not less than the Base Salary in effect immediately prior to the termination of the Employment Period (including for this purpose any amounts paid by the Company pursuant to Section 7 hereof). Such amount shall be payable at the times and in the intervals set forth in Section 3.1 hereof. If at any time the provisions of this Section 8.2 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8.2 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 8.2 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         9.       Work Product.

                  The Executive agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the actual business or product lines of the Company or any of its subsidiaries or affiliates, or any business or product lines which the Company or any of its subsidiaries or affiliates has taken significant action to pursue, and which are conceived, developed or made by the Executive while employed by the Company (any of the foregoing, hereinafter "Work Product"), belong to the Company. The Executive will promptly disclose all such Work Product to the Board of Directors and perform all actions reasonably requested by the




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Board to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

         10.      Enforcement.

                  The Executive acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Executive's obligations under Sections 8.1 and 9 hereof shall be the Executive therefore agrees that the provisions of Section 8.1 and 9 hereof shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement, and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof the rights and remedies set forth in this Section 10 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

         11.      Miscellaneous Provisions.

                  11.1     Entire Agreement.

                           This Agreement sets forth the entire agreement and
understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof including the Employment Agreement dated October 1, 1994 between Independent National Distributors, Inc. and the Executive.

                  11.2     Modification.

                           This Agreement may be amended, modified, superseded,
canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties or in the case of a waiver, by the party waiving compliance.

                  11.3     Waiver.

                           The failure of either party at any the or times to
require, performance of any provision hereof in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or a waiver of any other term or covenant contained in this Agreement.








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                  11.4     Notices.

                           All notices, demands, consents or other
communications; hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of receipt, one business day after being sent by telecopier or three business days after being sent by registered or certified mail, to the parties at the addresses set forth above or to such other address as either party shall hereafter specify by notice to the other party. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

                  11.5     Governing Law.

                           This Agreement shall be construed in accordance with
and governed by the laws of the State of New York applicable to contracts made and to be performed wholly within such state.

                  11.6     Arbitration.

                           Any controversy or claim arising out of or relating
to this Agreement, the making, interpretation or the breach thereof, other than a claim solely for injunctive relief for any alleged breach of the provisions of
Section 8 or 9 as to which the parties shall have the right to apply for specific performance to any court having equity jurisdiction shall be resolved by arbitration in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and any party to the arbitration may, if such party so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers for the arbitrator or arbitrators shall include, but not be limited to the awarding of injunctive relief. The arbitrator shall include in any award in the prevailing party's favor the amount of his or its reasonable attorney's fee and expenses and all other reasonable costs and expenses of the arbitration. In the event the arbitrator does not rule in favor of the prevailing party in respect of all the claims alleged by such party, the arbitrator shall include in any award in favor of the prevailing party the amount of his or its reasonable costs and expenses of the arbitration as he deems just and equitable under the circumstances. Except as provided above, each party shall bear his or its own attorney's fees and expenses and the parties shah bear equally a other costs and expenses of the arbitration.

                  11.7     Assignability.

                           This Agreement, and the Executive's rights and
obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations hereunder, only to a successor by merger or by the purchase of all or substantially all of the assets and business of the Company and such rights and obligations shall inure to, and be binding upon, any such successor.







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                  11.8     Binding Effect.

                           This Agreement shall be binding upon and shall inure,
to the benefit of the parties and their respective legal representatives, heirs, permitted successors and permitted assigns

                  11.9     Headings and Word Meanings.

                           Headings and titles in this Agreement are for
convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words "herein," "hereof," "hereunder," and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

                  11.10    Separability.

                           Any term or provision of this Agreement which is
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.


          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                             THE COMPANY
                                             Alliance Entertainment Corp.



                                         By: /s/ Joseph J. Bianco
                                             --------------------------------
                                                 Joseph J. Bianco




                                             THE EXECUTIVE

                                         By: /s/ Christopher J. Joyce
                                             --------------------------------
                                                 Christopher J. Joyce